As filed with the Securities and Exchange Commission on January 26, 2009
 Registration Statement No. 333-149777

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ACES WIRED, INC.
(Exact name of registrant as specified in its charter)

Nevada	88-0154502
(State of Incorporation)	(IRS Employer Identification No.)

12225 Greenville Avenue, Suite 861 Dallas, Texas	75243
(Address of Principal Executive Offices)	(Zip Code)

Aces Wired, Inc. 2007 Stock Incentive Plan
(Full title of Plan)

Christopher C. Domijan
Chief Financial Officer
12225 Greenville Avenue, Suite 861
Dallas, Texas 75243
(214) 261-1963
(Name, address and telephone number of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES

This Post Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-149777) (the Registration Statement) of Aces Wired, Inc. (the Company), which was filed with the Securities and Exchange Commission and became effective on March 18, 2008. The Registration Statement registered shares of the Company's common stock for offers and sales pursuant to the Aces Wired, Inc. 2007 Stock Incentive Plan. The offering has been terminated as a consequence of the suspension of the Company’s filing obligations pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, and Rule 15d-6 promulgated thereunder. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 26th day of January 2009.

ACES WIRED, INC.

By:	/s/ CHRISTOPHER C. DOMIJAN
Christopher C. Domijan
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Christopher C. Domijan and Kenneth R. Griffith, and each of them, with full power of substitution, their true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned’s name and on the undersigned’s behalf in the undersigned’s capacity as an officer or director of Aces Wired, Inc., in connection with, and only in connection with, the filing of this post-effective amendment to the Registration Statement (including, but not limited to, the execution of any and all instruments for the undersigned in the undersigned’s name which such person may deem necessary or advisable to enable Aces Wired, Inc., to comply with the Securities Act of 1933, as amended and rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of the Registration Statement), including specifically, but not limited to, the power and authority to sign for the undersigned any and all amendments, including further post-effective amendments; and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
By: /s/ KENNETH R. GRIFFITH Kenneth R. Griffith.	President, Chief Executive Officer and Director (Principal Executive Officer)	January 26, 2009
By: /s/ CHRISTOPHER C. DOMIJAN Christopher C. Domijan	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	January 26, 2009
By: /s/ NICHOLAS F. HOLT Nicholas F. Holt	Chief Accounting Officer and Controller	January 26, 2009
By: /s/ GORDON T. GRAVES Gordon T. Graves	Director	January 26, 2009
By: /s/ CRAIG S. NOUIS Craig S. Nouis	Director	January 26, 2009
By: /s/ JOHN J. SCHREIBER John J. Schreiber	Director	January 26, 2009